Exhibit 10.01

Intersil Corporation

1001 Murphy Ranch Road

Milpitas, CA 95035

March 23, 2007

Mr. David Bell

<address redacted>

Employment Agreement

Dear Dave:

Intersil Corporation (“Intersil” or the “Company”) is pleased to offer you the position of President and Chief Operating Officer of Intersil on the terms set forth below effective as of April 2, 2007 (the “Effective Date”).

You will be nominated by the Nominating and Governance Committee of the Board of Directors as a candidate for Board membership and you will be recommended to the Board for election as a member of the Board of Directors. Also, you will be designated an executive officer subject to the reporting and swing trading provisions of Section 16 of the Securities Exchange Act of 1934.

1. Position; Term.

(a) You will be employed by Intersil as its President and Chief Operating Officer until April 2, 2009, unless sooner terminated in accordance with Section 6 hereof (the “Initial Term”). The Initial Term will be automatically extended for successive one year periods beginning April 2, 2009 unless either party gives six (6) months prior written notice of non-renewal to the other party, or unless your employment is otherwise terminated (the Initial Term and any such extensions being your “Term of Employment”).

(b) During the Term of Employment, you will report directly to Intersil’s Chief Executive Officer (“CEO “) and will have responsibility for the management of the Company's product groups, corporate marketing, worldwide sales, operations and technology, and such other areas as the CEO may, from time to time, consider appropriate. You will be expected to devote your full working time and attention to the business of Intersil and its subsidiaries, and you will not render services to any other business without the prior written approval of the CEO or, directly or indirectly, engage or participate in any business that is competitive in any manner with the business of Intersil or its subsidiaries. You will also be expected to comply with and be bound by Intersil’s operating policies, procedures and practices that are from time to time in effect during your Term of Employment. Your principal location of employment will be at Intersil’s offices in Milpitas, California.

2. Base Salary. During the Term of Employment, your initial base salary will be $450,000 per year, payable in accordance with Intersil’s normal payroll practices with such payroll deductions and withholdings as are required by law. During your Term of Employment, your base salary will be reviewed on an annual basis beginning in April 2008 and may be increased from time to time, in the sole discretion of the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”), but in no event shall your base salary be reduced below the initial salary amount set forth herein. Your base salary as adjusted shall be referred to herein as your “Base Salary.”

3. Bonus. You will be eligible to receive a target annual bonus of up to $400,000, payable on a semi-annual basis by and at the sole discretion of the Compensation Committee (the “Target Bonus”) provided that you are employed from the beginning through the end of the fiscal period for which the semi-annual payment is payable. Thus your semi-annual Target Bonus will be $200,000 which is one-half of your annual Target Bonus. The actual semi-annual bonus payout will be prorated based on the actual number of days employed during the semi-annual bonus period, considering the terms and conditions of the Executive Incentive Plan. Your target annual bonus will be reviewed on an annual basis beginning in April 2008 and may be adjusted from time to time, at the sole discretion of the Compensation Committee

4. Equity Compensation.

(a) Stock Options. Pursuant to a separate award agreement, and subject to the terms of Intersil’s 1999 Equity Compensation Plan, as amended and restated May 10, 2006 (the “Stock Plan”) except as specifically provided hereunder, the Compensation Committee of the Board shall grant you on April 2, 2007 (the “Grant Date”) an option to purchase 350,000 shares of the Class A Common Stock of Intersil (“Common Stock”) at an exercise price equal to the closing price of the Common Stock as quoted on the NASDAQ on the Grant Date and cliff vest 25% at the first anniversary of the Grant Date and 6.25% quarterly thereafter based upon continued employment over a four year period. Options expire seven years after the Grant Date. Provided you are employed by the Company on the relevant grant date, in calendar year 2008, you will be eligible to be granted options to purchase additional shares of Intersil Class A Common Stock that may be issued in an amount determined by the CEO and Compensation Committee.

(b) Performance Shares. Pursuant to a separate award, and subject to the terms of the Stock Plan and the applicable award agreement thereunder, you will be granted 75,000 performance-based deferred stock units (“DSUs”) (the “Performance Shares”) on April 2, 2007 (the “Grant Date”), with the number of Performance Shares ultimately earned being subject to upward adjustment (up to 150% of the total number of Performance Shares initially granted) or downward adjustment (down to no Performance Shares) in view of Intersil’s financial performance relative to its peer group (as determined by the Compensation Committee) over a three-year performance period ending December 31, 2009. Intersil’s financial performance relative to its peer group will be determined by the Compensation Committee based upon Intersil’s revenue growth and Intersil’s growth in operating income relative to its peer group. The number of Performance Shares ultimately earned shall be determined by the Compensation Committee at the end of the three-year performance period, and the award, if any, shall become vested at such time. No payment of Performance Shares will be made to you in the event of a Voluntary Termination or Termination for Cause before the end of the three-year performance period. Provided that your employment has not terminated, you will be eligible to receive another grant of performance-based DSUs in 2008.

5. Other Benefits. You will be eligible for 4-weeks vacation per year, health insurance, 401(k), employee stock purchase plan, financial planning, executive physical and other benefits offered to all Intersil senior executives of similar rank and status.

6. Employment and Termination. Your Term of Employment may be terminated by you or by Intersil at any time for any reason as follows:

(a) You may terminate your employment upon written notice to the CEO at any time in your discretion without reason (“Voluntary Termination”); provided that you give Intersil 45-days written notice. The CEO, in the CEO’s sole discretion, may waive the 45-day notice provision and in such event your Voluntary Termination will be effective on an earlier date determined by the CEO.

(b) During the Term of Employment, you may terminate your employment upon written notice to the CEO and the Board at any time in your discretion because of the occurrence of (i) any material and substantial diminution of your duties and authorities, (ii) a demotion from the office of President and/or Chief Operating Officer, or (iii) any failure by Intersil to comply with the terms of this Employment Agreement, which failure is not cured within 30 days from the date you send written notice to Intersil of such non-compliance (“Involuntary Termination”).

(c) Intersil may terminate your employment upon written notice to you at any time following a finding by the Board of Directors that there is “Cause” for such termination (“Termination for Cause”). “Cause” means (i) your conviction of a felony which constitutes a crime involving moral turpitude and results in material harm to Intersil or any of its affiliates; (ii) a judicial determination that you have committed fraud, misappropriation or embezzlement against Intersil or any affiliate thereof; or (iii) your willful or gross and repeated misconduct in the performance of your duties in each instance so as to cause material harm to Intersil or any of its affiliates.

(d) Intersil may terminate your employment upon written notice to you at any time in Intersil’s sole discretion without a determination that there is Cause for such termination (“Termination without Cause”); and

(e) Your employment will automatically terminate upon your death or upon your disability as determined by the Company (“Termination for Death or Disability”); provided that “disability” shall mean your complete inability to perform your job responsibilities for a period of 180 consecutive days or 180 days in the aggregate in any 12 month period.

(f) In the event you and Intersil agree to a change in your position at Intersil during your Term of Employment, this Agreement will be terminated and you and Intersil will negotiate a new employment agreement relating to your new position.

In no event shall the expiration of the Term of Employment (giving effect to any extensions thereof), by virtue of your having given notice of non-renewal to the Company pursuant to Section 1(a) hereof, constitute Termination without Cause, an Involuntary Termination or Termination for Death or Disability. In the event an expiration of the Term of Employment (giving effect to any extensions thereof) occurs by virtue of Intersil’s having given notice of non-renewal to you pursuant to Section 1(a) hereof, such expiration of the Term of Employment shall constitute a Termination without Cause.

7. Separation Benefits. Upon termination of your employment with Intersil for any reason during the Term of Employment, you will receive payment for all unpaid salary and vacation accrued to the date of your termination of employment; and your benefits will be continued under Intersil’s then existing benefit plans and policies for so long as provided under the terms of such plans and policies and as required by applicable law. Subject to your compliance with Sections 10 and 11, under certain circumstances, you will also be entitled to receive severance benefits as set forth below, but you will not be entitled to any other compensation, award or damages with respect to your employment or termination (except to the extent you are entitled to benefits under your Executive Change in Control Severance Benefits Agreement with Intersil (the “Severance Benefits Agreement”), in lieu of any benefits provided below, in the event of a Covered Termination (as defined in the Severance Benefits Agreement)).

(a) In the event of your Voluntary Termination or Termination for Cause, or in the event you and Intersil agree to change your position at Intersil, during the Term of Employment, you will not be entitled to any cash severance benefits, additional vesting of shares of restricted stock, DSUs, options or other equity compensation or post-termination death or medical benefits as described in this Section 7.

(b) Subject to your compliance with Sections 10 and 11, in the event of your Involuntary Termination or Termination without Cause during the Term of Employment, you will be: (i) entitled to continuance of your Base Salary for a period of one year (less applicable deductions and withholdings) payable in accordance with

Intersil’s normal payroll practices; (ii) entitled to the payment of a pro rata portion (based on the number of days you were employed by Intersil during the calendar year of termination divided by 365) of your Target Bonus (without regard to satisfaction of any target performance objectives) payable at the same time such bonus is payable to other senior executives of Intersil; (iii) your unvested employee stock options and DSUs (other than Performance Shares) will become vested to the extent they would have become vested had your employment continued for a period of twelve (12) months immediately following the date of your Involuntary Termination or Termination without Cause (iv) a pro rata portion (based on the number of days you were employed by Intersil since the grant date of the Performance Shares divided by 1095) of your unvested Performance Shares shall become vested and the number of Performance Shares payable to you will be determined by the Compensation Committee based on Intersil’s financial performance relative to its peer group as of the date of your Involuntary Termination or Termination without Cause; and (v) you will have twelve (12) months (or the remaining term of the applicable option grant if shorter than 12 months) from the date of your Involuntary Termination or Termination without Cause to exercise any outstanding vested and exercisable options.

(c) In addition to the benefits set forth in subsection (b) above, in the event of your Involuntary Termination or Termination without Cause (as defined in this subsection (c) below) on or before the date twelve (12) months following the Effective Date, you will be eligible to continue, at Intersil’s expense, your medical benefits providing for coverage or payment in the event of your (or your covered dependents’) illness or injury that were provided to you, whether taxable or non-taxable and whether funded through insurance or otherwise under any benefits plan or program maintained by Intersil on the same terms and conditions as in effect immediately prior to your termination for a period of one (1) year following your termination. You will be eligible to continue, at Intersil’s expense, your life insurance benefits providing for coverage or payment in the event of your (or your covered dependents’) death that were provided to you, whether taxable or non-taxable and whether funded through insurance or otherwise under any benefits plan or program maintained by Intersil on the same terms and conditions as in effect immediately prior to your termination until the earlier of (i) the date on which your Employment Term ends and (ii) the one year anniversary of your termination date. With respect to any of such benefits for which you will be eligible to continue that are provided through an insurance policy, Intersil’s obligation to provide such benefits following your termination shall be limited by the terms of such policy.

Solely for purposes of this Section 7(c), “Termination without Cause” shall mean Intersil’s termination of your employment for any reason other than a finding by the Board of Directors that you were guilty of fraud, misappropriation or embezzlement which resulted in material loss, damage or injury to Intersil as determined by the CEO and legal counsel that you were guilty of such conduct and specifying the particulars thereof in detail. In the event that the Board of Directors so determines that your termination is not a Termination without Cause under this Section 7(c), then you will be treated as being terminated for Cause and subject to Section 7(a).

(d) In the event of your Termination for Death or Disability during your Term of Employment, you will be: (i) entitled to a single lump sum severance payment equal to 12 months of your Base Salary then in effect (less applicable deductions and withholdings) payable within 30 days after the effective date of your termination; (ii) entitled to a single lump sum payment equal to a pro-rata portion (based on the number of days you were employed by Intersil during the calendar year of termination divided by 365) of your Target Bonus for the year of termination, without regard to satisfaction of any target performance objectives, payable within 30 days following your termination; (iii) your unvested employee stock options will become vested to the extent they would have become vested had your employment continued for a period of six (6) months immediately following the date of your Termination for Death or Disability; and (iv) your unvested Performance Shares will become vested pro rata (based on the number of days you were employed by Intersil during the relevant three-year performance period divided by 1095) to the extent applicable performance levels have been achieved as of the date of your Termination for Death or Disability.

(e) If any payments due under this Section 7 or otherwise would subject you to any penalty tax imposed under Section 409A of the Code if such payments were made as required above, then the payments that cause the imposition of such penalty tax shall be payable in one lump sum on the first day which is at least six months after the date of your separation of service as set forth in Section 409A of the Code and the regulations and other official guidance thereunder.

(f) No payments due you hereunder shall be subject to mitigation or offset.

8. Employee Agreement and Release Prior to Receipt of Benefits. Upon the occurrence of a termination under Section 7(b) or 7(c) of this Agreement (“Covered Termination”), and prior to the receipt of any benefits under this Agreement on account of the occurrence of a Covered Termination, you will, as of the date of a Covered Termination, execute an Employee Agreement and Release in the form attached hereto as Exhibit A. Such employee agreement and release shall specifically relate to all of your rights and claims in existence at the time of such execution and shall confirm your obligations under any proprietary information agreement with Intersil or Intersil affiliates. It is understood that such employee release and agreement shall comply with applicable law. In the event you do not execute such release and agreement within the period required by applicable law, or if you revoke such employee agreement and release within the period permitted by applicable law, no benefits shall be payable under this Agreement.

9. Indemnification Agreement. Upon your commencement of employment with Intersil, Intersil will enter into its standard form of indemnification agreement for officers and directors, a copy of which is attached to this letter as Exhibit B, to indemnify you against certain liabilities you may incur as an officer or director of Intersil.

10. Proprietary Information Agreements. Upon your commencement of employment with Intersil, you will be required to sign its standard form of Employee Agreement, a copy of which is attached to this letter as Exhibit C, to protect Intersil’s confidential information and intellectual property.

11. Non-compete/Non-solicitation.

(a) During your Term of Employment and for one (1) year thereafter and as a condition of Intersil’s obligation to pay you any amounts or benefits under Section 7, you will not engage in any activity which is directly competitive with the business of Intersil or its subsidiaries. During your Term of Employment and for two (2) years thereafter, you will not, on behalf of yourself or any third party, solicit or attempt to induce any employee of Intersil or its subsidiaries to terminate his or her employment with Intersil or its subsidiaries. The non-compete covenant above shall apply in the geographic areas of: (i) the counties of Santa Clara, San Mateo, San Diego, Orange and San Francisco counties of California; (ii) California; (iii) the United States of America; and (iv) the world.

(b) If the provisions of this Section 11 should ever be adjudicated to exceed any maximum time, geographic, service or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum limitations permitted by applicable law. You acknowledge that the provisions of this Section 11 are, in view of the nature of the business of Intersil and its subsidiaries, reasonable and necessary to protect the legitimate interests of Intersil and its subsidiaries and that any violation of this Section 11 may result in irreparable injury to Intersil or its subsidiaries entitling Intersil to temporary or permanent injunctive relief, without the necessity of proving actual damages, which rights shall be cumulative with and in addition to any other rights or remedies to which Intersil may be entitled hereunder or at law or in equity.

12. Arbitration. The parties agree that any dispute regarding the interpretation or enforcement of this Employment Agreement shall be decided by confidential, final and binding arbitration conducted by Judicial Arbitration and Mediation Services (“JAMS”) under the then existing JAMS rules rather than by litigation in court, trial by jury, administrative proceeding or in any other forum.

13. Miscellaneous.

(a) Authority to Enter into Agreement. Intersil represents that it is has duly authorized the execution and delivery of this Employment Agreement on behalf of Intersil.

(b) Absence of Conflicts; Termination of Prior Agreement. You represent that upon the Effective Date, your performance of your duties under this Employment Agreement will not breach any other agreement as to which you are a party. You confirm that any employment agreement that you may have entered into with Linear Technology Corporation have terminated and are of no further force or effect without any liabilities of the parties thereto or Intersil or its affiliates. You agree that upon the Effective Date, the Prior Agreement shall terminate and be of no further force or effect.

(c) Attorneys’ Fees. If a legal action or other proceeding is brought for enforcement of this Employment Agreement because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Employment Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and costs incurred, both before and after judgment, in addition to any other relief to which they may be entitled.

(d) Taxes. Intersil may withhold from any amounts payable under this Agreement such federal, state or local income taxes to the extent the same required to be withheld pursuant to any applicable law or regulation. You acknowledge that you are responsible for the payment of any income taxes due to payments hereunder or otherwise from Intersil.

(e) Successors. This Employment Agreement is binding on and may be enforced by Intersil and its successors and assigns and is binding on and may be enforced by you and your heirs and legal representatives. Any successor to Intersil or substantially all of its business (whether by purchase, merger, consolidation or otherwise) will in advance assume in writing and be bound by all of Intersil’s obligations under this Employment Agreement.

(f) Notices. Notices under this Employment Agreement must be in writing and will be deemed to have been given when personally delivered or two days after mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. Mailed notices to you will be addressed to you at the home address which you have most recently communicated to Intersil in writing. Notices to Intersil will be addressed to its General Counsel at Intersil’s corporate headquarters.

(g) Waiver. No provision of this Employment Agreement will be modified or waived except in writing signed by you and an officer of Intersil duly authorized by the Board. No waiver by either party of any breach of this Employment Agreement by the other party will be considered a waiver of any other breach of this Employment Agreement.

(h) Entire Agreement. This Employment Agreement and your Executive Change of Control Severance Benefits Agreement, represent the entire agreement between us concerning the subject matter of your employment by Intersil, and expressly supersede all other promises or understandings, oral or written, including without limitation the Prior Agreement.

(i) Governing Law. This Employment Agreement will be governed by the laws of the State of California without reference to conflict of laws provisions.

(j) Severability. If any portion of this Employment Agreement shall be determined to be unenforceable, the remaining provisions of this Employment Agreement shall remain in force.

Dave, we very much look forward to you joining Intersil as President and Chief Operating Officer performing the duties described in this Agreement. Please indicate your acceptance of the terms of this Employment Agreement by signing in the place indicated below.

Sincerely,

INTERSIL CORPORATION

Richard M. Beyer
Chief Executive Officer

Acknowledged and Agreed:

David Bell

Exhibit A

Intersil Corporation

Employee Agreement and Release

I understand and agree completely to the terms set forth in the foregoing agreement.

I hereby confirm my obligations under all agreements regarding proprietary information and inventions which I executed in favor of Intersil Corporation shall inure to the benefit of the Company and be fully enforceable by, and apply in all respects with respect to, the Company.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected this settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.

Except as otherwise set forth in this Agreement, I hereby release, acquit and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification I may have as a result of any third party action against me based on my employment with the Company), arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the Effective Date of this Agreement, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment, including but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended (“ADEA”); the federal American with Disabilities Act of 1990; the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing; provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify you pursuant to the Company’s Indemnification Agreement and to provide you with continued coverage under the Company’s directors and officers liability insurance policy to the same extent that it has provided such coverage to previously departed officers and directors of the Company.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under ADEA. I also acknowledge that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the Effective Date of this Agreement; (b) I have the right to consult with an attorney prior to executing this Agreement; (c) I have twenty-one (21) days to consider this Agreement (although I may choose to voluntarily execute this Agreement earlier); (d) I have seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (e) this Agreement shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Agreement is executed by me, provided that the Company has also executed this Agreement by that date.

DAVID BELL	INTERSIL CORPORATION

By:

Dated:	Title:

Dated:

Exhibit B

Intersil Corporation

INDEMNITY AGREEMENT

THIS AGREEMENT is made as of                     , 2007, by and between Intersil Corporation., a Delaware corporation ("Company"), and David Bell ("Indemnitee"), an officer or director of the Company.

RECITALS

WHEREAS, highly competent persons have become more reluctant to serve publicly-held corporations as directors, officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the Company; and

WHEREAS, the Board of Directors of the Company (the "Board") has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself. The By-laws of the Company require indemnification of the officers and directors of the Company. Indemnitee may also be entitled to indemnification pursuant to the Delaware General Corporation Law ("DGCL"). The By-laws and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the board of directors and officers with respect to indemnification of directors and officers.

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons; and

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company's stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future; and

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and

WHEREAS, this Agreement is a supplement to and in furtherance of the Bylaws of the Company and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefore, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee does not regard the protection available under the Company's Bylaws and insurance adequate in the present circumstances, and may not be willing to serve as an officer or director without adequate protection, and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he or she be so indemnified;

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1. Services to the Company. Indemnitee will serve or continue to serve, at the will of the Company, as an officer, director or key employee of the Company for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his or her resignation.

2. Definitions. As used in this Agreement:

(1) A "Change in Control" shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i) Acquisition of Stock by Third Party. Any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company's then outstanding securities;

(ii) Change in Board of Directors. During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 2(1)(i), 2(1)(iii) or 2(1)(iv)) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a least a majority of the members of the Board;

(iii) Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger of consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 51 % of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;

(iv) Liquidation. The approval by the shareholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; and

(v) Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.

(vi) Certain Definitions. For purposes of this Section 2(1), the following terms shall have the following meanings:

(A) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

(B) "Person" shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person shall exclude (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(C) "Beneficial Owner" shall have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner shall exclude any Person otherwise becoming a Beneficial Owner by reason of the shareholders of the Company approving a merger of the Company with another entity.

(2) "Corporate Status" describes the status of a person who is or was a director, officer, employee or agent of the Company or of any other corporation, partnership or joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company.

(3) "Disinterested Director" means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(4) "Enterprise" shall mean the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary.

(5) "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(6) Reference to "other enterprise" shall include employee benefit plans; references to "fines" shall include any excise tax assessed with respect to any employee benefit plan; references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in manner "not opposed to the best interests of the Company" as referred to in this Agreement.

(7) The term "Proceeding" shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee was, is or will be involved as a party or otherwise by reason of the fact that Indemnitee is or was a director or officer of the Company, by reason of any action taken by him or of any action on his part while acting as director or officer of the Company, or by reason of the fact that he is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement.

(8) "Independent Counsel" means a law firm or a member of a law firm that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

3. Indemnity in Third-Party Proceedings. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, Indemnitee shall be indemnified against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding had no reasonable cause to believe that his conduct was unlawful.

4. Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. No indemnification for Expenses shall be made under this Section 4 in respect of any claim issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification.

5. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, to the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim issue or matter. If the Indemnitee is not wholly successful in such Proceeding, the Company also shall indemnify Indemnitee against all Expenses reasonably incurred in connection with a claim, issue or matter related to any claim, issue, or matter on which the Indemnitee was successful. For purposes of this Section and without limitation, the termination of any claim issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

6. Indemnification For Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

7. Additional Indemnification.

(1) Notwithstanding any limitation in Sections 3, 4, or 5, the Company shall indemnify Indemnitee to the fullest extent permitted by law if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with the Proceeding. No indemnity shall be made under this Section 7(1) on account of Indemnitee's conduct which constitutes a breach of Indemnitee's duty of loyalty to the Company or its shareholders or is an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law.

(2) Notwithstanding any limitation in Sections 3, 4, 5 or 7(1), the Company shall indemnify Indemnitee to the fullest extent permitted by law if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with the Proceeding.

(3) For purposes of Sections 7(1) and 7(2), the meaning of the phrase "to the fullest extent permitted by law" shall include, but not be limited to:

1. to the fullest extent permitted by the provision of the Act that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the Act, and

2. to the fullest extent authorized or permitted by any amendments to or replacements of the Act adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

8. Exclusions. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:

(1) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or

(2) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law.

9. Advances of Expenses. Notwithstanding any provision of this Agreement to the contrary, the Company shall advance the expenses incurred by Indemnitee in connection with any Proceeding within 30 days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee's ability to repay the expenses and without regard to Indemnitee's ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. The Indemnitee shall qualify for advances solely upon the execution and delivery to the Company of an undertaking providing that the Indemnitee undertakes to repay the advance to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company.

10. Procedure for Notification and Defense of Claim.

(1) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification, not later than thirty (30) days after receipt by Indemnitee of notice of the commencement of any Proceeding. The omission to notify the Company will not relieve the Company from any liability which it may have to Indemnitee otherwise than under this Agreement. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(2) The Company will be entitled to participate in the Proceeding at its own expense.

11. Procedure Upon Application for Indemnification.

(1) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 10(1), a determination, if required by applicable law, with respect to Indemnitee's entitlement thereto shall be made in the specific case: (i) if a Change in Control shall have occurred, by

Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; or (ii) if a Change in Control shall not have occurred, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, or (B) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee or (C) if so directed by the Board, by the stockholders of the Company-, and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity malting such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(2) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 11(1) hereof, the Independent Counsel shall be selected as provided in this Section 11(2). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within 10 days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 10(1) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 11(1) hereof Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 13(1) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

12. Presumptions and Effect of Certain Proceedings.

(1) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 10(1) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including by its directors or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(2) If the person, persons or entity empowered or selected under Section 11 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefore, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 12(2) shall not apply (i) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 11(1) of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination the Board of Directors has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 11(1) of this Agreement.

(3) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

(4) Reliance as Safe Harbor. For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee's action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with the reasonable care by the Enterprise. The provisions of this Section 12(4) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(5) Actions of Others. The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

13. Remedies of Indemnitee.

(1) In the event that (i) a determination is made pursuant to Section 11 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 9 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 11(1) of this Agreement within 45 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5, 6, 7 or the last sentence of Section 11(1) of this Agreement within ten (10) days after receipt by the Company of a written request therefore, or (v) payment of indemnification pursuant to Section 3 or 4 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication by a court of his entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The Company shall not oppose Indemnitee's right to seek any such adjudication or award in arbitration.

(2) In the event that a determination shall have been made pursuant to Section 11(1) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 13 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 13 the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(3) If a determination shall have been made pursuant to Section 11(1) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 13, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(4) In the event that Indemnitee, pursuant to this Section 13, seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by him in such judicial adjudication or arbitration. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses reasonably incurred by Indemnitee in connection with such judicial adjudication or arbitration.

(5) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 13 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefore) advance such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Company under this Agreement or under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

14. Non-exclusivity; Survival of Rights; Insurance; Subrogation.

(1) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Company's Amended and Restated Certificate of Incorporation, the Company's Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Company's Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(2) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to Section 2(2) of Section 2 hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(3) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(4) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (or for which advancement is provided hereunder) hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(5) The Company's obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

15. Duration of Agreement. This Agreement shall continue until and terminate upon the later of: (a) 10 years after the date that Indemnitee shall have ceased to serve as a director or officer of the Company or as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee served at the request of the Company, or (b) 1 year after the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 13 of this Agreement relating thereto. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his heirs, executors and administrators.

16. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

17. Enforcement.

(1) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director or officer of the Company.

(2) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

18. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

19. Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise.

20. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(1) If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide to the Company.

(2)	If to the Company to

Intersil Corporation, 1001 Murphy Ranch Road, Milpitas, California 95035

Attention: General Counsel

or to any other address as may have been furnished to Indemnitee by the Company.

21. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable, event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

22. Applicable Law and Consent to jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 10(1) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the "Delaware Court"), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not a resident of the State of Delaware, irrevocably RL&F Service Corp., One Rodney Square, 10th Floor, 10th and King Streets, Wilmington, Delaware 19801 as its agent in the State of Delaware as such party's agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

23. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

24. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

INTERSIL CORPORATION	INDEMNITEE

By.	Address:

Exhibit C

Intersil Corporation

EMPLOYEE AGREEMENT

Employee Name (please print or type)

In consideration of my employment by Intersil Corporation or any subsidiary thereof (hereinafter “Employer”) and the compensation received by me from Employer, I understand and agree that:

(1) All inventions (whether patentable or unpatentable), improvements, discoveries and creations (including computer programs), and all copyrights or trademarks therein, which, during the period of my employment by the Employer, I shall make or conceive alone or in conjunction with others: (a) while engaged in any work for the Employer or with the use of facilities or materials of the Employer, or (b) which relate to any product, process, development or research work, or any other business of the Employer, and all records relating thereto (in written, or machine readable, or any other form), shall be the exclusive property of the Employer and I will promptly and fully disclose the same (in writing, if requested) to the Employer, its proper executives and designated representatives, but to no others, and will deliver to the Employer all such records.

(2) On request of the Employer and at Employer’s expense, but for no additional compensation, I will promptly execute and deliver applications for patents, copyright registrations, trademarks, trade names, and mask works (hereinafter “Intellectual Property”) in the United States or in any foreign countries on such Intellectual Property, together with assignments to the Employer of my entire interest therein. Further, I will give to the Employer such reasonable, timely assistance as may be requested of me in securing, enforcing and protecting said Intellectual Property. Such services after termination of my employment are to be rendered by me on the basis that I will be paid a reasonable per-diem compensation by the Employer for time devoted to such services and that the Employer will reimburse me for expenses necessarily incurred in connection therewith.

(3) I recognize that by virtue of my employment with Employer I may acquire confidential information (in written, or machine readable, or other form) regarding the above matters and other affairs and business of the Employer and of others which has been provided to Employer on a confidential basis, including trade secrets, proprietary data and processes, know-how, strategies, unpublished financial data, customer and supplier lists, and computer programs (hereinafter “Confidential Information”), all of which I agree to hold in trust and strict confidence during and following my employment with Employer. At no time will I divulge such Confidential Information to anyone not entitled thereto nor use the same for any purpose other than for the benefit of the Employer without the prior written consent of an authorized executive officer or employee of the Employer. Upon leaving such employment I will not take with me any drawings, blueprints, documents, computer programs, compilations of technical data, specifications or other records of any nature (in written, machine readable, or other form) belonging to the employer, or others, or any reproductions thereof, nor will I use or disclose any of Employer’s Confidential Information for any purpose. The obligation with respect to use or disclosure of Confidential Information shall continue for a period of five (5) years after leaving such employment. I further recognize that information which: (i) was known to me prior to my employment by Employer, (ii) is generally known to the public, or (iii) was rightfully acquired by me from a third party without restrictions on disclosure or use, is not Confidential Information.

(4) By virtue of my employment I may have access to computer programs that have been licensed to or provided to Employer on a confidential basis. I agree not to use any software for which I do not have authorization, or to make copies of any software other than archive copies.

Witness	Employee Signature	Date

INSTRUCTIONS:

After reading this Agreement, the employee should sign two copies in the presence of a Human Resources representative who will sign both as a witness. When signed, one original copy is to be given to the employee and the other original copy is to be placed in the employee’s personnel folder. Any questions raised as to interpretation of this document shall be directed to Employer’s General Counsel before signing.